Exhibit (a)(2) Revised Schedule A to the Amended and Restated Agreement and Declaration of Trust

SCHEDULE A

to

Agreement and Declaration of Trust

of

Forward Funds

Schedule of Series and Classes

Series	Class of Shares

Forward International Equity Fund	Investor Class

Forward Hoover Small Cap Equity Fund	Investor Class Institutional Class Class A

Forward Hoover Mini-Cap Fund	Investor Class Institutional Class

Forward Global Emerging Markets Fund	Investor Class Institutional Class

Forward International Small Companies Fund	Investor Class Institutional Class Class A

Forward Large Cap Equity Fund	Investor Class Institutional Class Class A

Forward Long/Short Credit Fund+	Class A

Forward Progressive Real Estate Fund*	Investor Class

Forward Legato Fund	Institutional Class Class A

Sierra Club Stock Fund	Investor Class Class A

Sierra Club Equity Income Fund	Investor Class

Forward Emerald Growth Fund	Class A Class C

Forward Emerald Banking and Finance Fund	Class A Class C

Forward Emerald Opportunities Fund	Class A Class C

+	Registration Statement for the Forward Long/Short Credit Fund to be filed by subsequent amendment.

*	Name change effective October 30, 2006; formerly known as the Forward Uniplan Real Estate Fund.